REVISED BYLAWS OF

                          ALEXANDER & BALDWIN, INC.

                  (As Amended Effective February 22, 2001)



                               ARTICLE I

                         PRINCIPAL OFFICE, SEAL


SECTION 1. Principal Office. The principal office of the Corporation shall be in
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Honolulu, Hawaii; there may be such subordinate or branch offices in such place or places within Hawaii or elsewhere as may be considered necessary or requisite by the Board of Directors to transact the business of the Corporation.

SECTION 2. Seal. The Corporation shall have a corporate seal (and one or more
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duplicates thereof) of such form and device as the Board of Directors shall determine.

                             ARTICLE II

                            STOCKHOLDERS


SECTION 1. Annual Meetings. The annual meeting of the stockholders of the
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Corporation shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors or the President. The annual meeting shall be a general meeting and at such meeting any business within the powers of the Corporation may be transacted without special notice of such business, except as may be required by law, by the Articles of Association, or by these Bylaws.

SECTION 2. Special Meetings. Special meetings of the stockholders may be held at
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any time. Such meetings shall be held upon the call of the Chairman of the
Board, if appointed, the President or a majority of the directors then in office and shall not be held upon the call of any other person or persons except as provided by Section 416-73, Hawaii Revised Statutes.

SECTION 3. Notices of Meetings. Notices of every meeting of stockholders,
           -------------------
whether annual or special, shall state the place, day, and hour of the meeting, whether it is annual or special, and in the case of any special meeting, shall state briefly the business proposed to be transacted thereat. Such notice shall be given by mailing a written or printed copy thereof, postage prepaid, not less than ten nor more than seventy days before the date assigned for the meeting, to each stockholder entitled to vote at such meeting at his address as it appears on the transfer books of the Corporation. Upon notice being given in accordance with the provisions hereof, the failure of any stockholder to receive actual notice of any meeting shall not, in any way, invalidate the meeting or the proceedings thereat.

SECTION 4. Quorum. At all meetings of stockholders the presence in person or by
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proxy of stockholders owning a majority of all of the shares of stock issued and outstanding and entitled to vote at said meeting shall constitute a quorum, and the action of the holders of a majority of the shares of stock present or represented at any meeting at which a quorum is present, shall be valid and binding upon the Corporation and its stockholders, except as otherwise provided by law, by the Articles of Association, or by these Bylaws.

SECTION 5. Voting, Proxies. At any meeting of the stockholders, each
           ---------------
stockholder, except where otherwise provided by the clauses and terms applicable to the stock held by such stockholder, shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney and filed with the Secretary, and shall have one vote for each share of voting stock registered in his name at the close of business on such record date as may be fixed by the Board of Directors. In the case of an adjourned meeting, unless otherwise provided by the Board of Directors, the record date for the purpose of voting at such adjourned meeting shall be the same as the original record date fixed for the original meeting. When voting stock is transferred into the name of a pledgee under a pledge agreement, the pledgor shall have the right to vote such stock unless prior to the meeting the pledgee or his authorized representative shall file with the Secretary written authorization from the pledgor authorizing such pledgee to vote such stock. An executor, administrator, guardian, or trustee may vote stock of the Corporation held by him in such capacity at all meetings, in person or by proxy, whether or not such stock shall have been transferred into his name on the books of the Corporation, but if such stock shall have not been so transferred, he shall, if requested as a prerequisite to so voting, file with the Secretary a certified copy of his letters as such executor, administrator or guardian or evidence of his appointment or authority as such trustee. If there be two or more executors, administrators, guardians, or trustees, any one of them may vote the stock in person or by proxy. The instrument appointing a proxy shall be signed by the appointer, or if such appointer is a corporation, by the proper officers thereof, provided that minor variations between such signature and the name of the appointer as it appears upon the stock books of the Corporation, or in the case of a corporation, failure to affix the corporate seal, shall not invalidate the proxy and, provided further, that if a proxy is appointed by telecopy, telex, datagram, cable or radiogram, the typewritten signature of the appointer shall be sufficient. Unless expressly limited by its terms, every instrument appointing a proxy shall continue in full force and effect until a written revocation thereof shall be filed with the Secretary. It is expressly provided that the provisions of Section 416-77 of the Corporation Law of Hawaii, Title 23 of Hawaii Revised Statutes, shall not be applicable to any annual or special meeting of stockholders of the Corporation.

SECTION 6. Election of Directors. Unless otherwise specifically required by law
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(upon the demand of one or more shareholders or otherwise) or by the
Corporation's Articles of Association, there shall be no cumulative voting in the election of directors.

SECTION 7. Action at Meetings of Stockholders. No business may be transacted at
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an annual meeting of stockholders, other than business that is either (a)
specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the President, or the Secretary of the Corporation.

To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however,
                                                             --------  -------
that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, provided, however, that, once business has been brought
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properly before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not brought properly before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not brought properly before the meeting and such business shall not be transacted.

The business transacted at any special meeting of stockholders called in the manner set forth in Article II, Section 2 hereof shall be confined to the business stated in the notice of meeting, as determined by the person or persons calling such meeting.

SECTION 8. Adjournment. Any meeting of stockholders, whether annual or special,
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and whether a quorum be present or not, may be adjourned from time to time by the Chairman thereof, with the consent of the holders of a majority of all of the shares of stock present or represented at such meeting, and entitled to vote thereat, without notice other than the announcement at such meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting as originally called and noticed.


                                   ARTICLE III

                               BOARD OF DIRECTORS


SECTION 1. Number and Term of Office. The Board of Directors shall consist of
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not less than five directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Directors, except as otherwise in these Bylaws provided, shall hold office until the annual meeting held next after their election and until their respective successors, if any, shall have been elected. The number of directors constituting the Board may be increased by the Board of Directors from time to time during the period between annual meetings.

No person shall be elected as a director at any annual meeting or special meeting who has achieved the age of seventy-two years prior to such annual or special meeting; provided, however, that this provision shall not be applicable to any person who, prior to such annual or special meeting, has served as Chief Executive Officer of the Corporation for a period of not less than five years.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called in the manner set forth in Article II, Section 2 hereof for the purpose of electing directors, (a) by or on behalf of the Board of Directors or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Chairman of the Board, if any, the President, or the Secretary of the Corporation.

To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is
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called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called in the manner set forth in Article II, Section 2 hereof for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder's notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

The directors may, at any time upon the affirmative vote of a majority of the directors then in office, be divided into two or three classes, designated Class I, Class II and, if any, Class III. The aggregate number of directors to be divided into classes shall be fixed by the affirmative vote of a majority of the directors then in office, but shall not be less than five directors, or such higher or lower number as may be permitted by the Articles of Association. Each class shall consist, as nearly as may be possible, of one-half or one-third, as the case may be, of the total number of directors constituting the entire Board. Each initial director in Class I shall hold office until the first annual meeting of stockholders following the director's election; each initial director in Class II shall hold office until the second annual meeting of stockholders following the director's election; and each initial director in Class III, if any, shall hold office until the third annual meeting of stockholders following the director's election. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a two- or three-year term, as the case may be. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors shall be filled by resolution adopted by a majority of the directors then in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of the director's predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Articles of Association applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section unless expressly provided by such terms.

SECTION 2. Removal of Directors. At any annual meeting or any special meeting of
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stockholders duly called in accordance with these Bylaws for the purpose, any director may be removed from office only for cause by the affirmative vote of the holders of a majority of all of the shares of capital stock of the Corporation outstanding and entitled to vote, and another person may be elected in his place to serve for the remainder of his term. In case any vacancy so created shall not be filled by the stockholders at such meeting, such vacancy may be filled by the Board of Directors.

In addition, any director may be removed for cause at any time by the affirmative vote of a majority of the other directors then in office. Any vacancy in the Board of Directors created pursuant to the preceding sentence may be filled by the remaining directors as provided in Section 6 of this Article III.

SECTION 3.  Registration, Meetings, Notice.
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(a)      Each director shall, upon election to such office, register with the
         Corporation his mailing address.

(b) The Board of Directors shall, without any notice being given, hold a meeting for the purpose of organization as soon as may be after each annual meeting of stockholders.

(c) The Board of Directors may, in its discretion, schedule regular meetings of the Board to be held at a stated time and place and no notice, written or otherwise, of such meetings shall be required. The Board of Directors may, in its discretion, alter the time and place for such regular meetings from time to time.

(d) Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, or in the absence of the Chairman, or if no Chairman shall have been appointed, at the call of the President, and in any case, at the call of any two Directors.

(e) The Secretary shall give notice of every special meeting of the Board of Directors orally or by mailing or delivering a copy of the same to each Director at his registered mailing address, not less than twenty-four hours prior to any such meeting. Such notice shall constitute full legal notice of any special meeting, whether actually received or not. No special meeting and no business transacted at any such meeting shall be invalidated or in any way affected by the failure of the Secretary to give notice of such meeting to any director, or of any director to receive such notice, if a quorum of the directors shall be present at such meeting.

SECTION  4. Quorum, Voting, Adjournment. A majority of the Board of Directors in
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office from time to time shall constitute a quorum for the transaction of any business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided in these Bylaws. In the absence of a quorum, the Chairman or a majority of the Directors present may adjourn the meeting from time to time without further notice until a quorum shall be had.

SECTION  5. Action Without a Meeting. Any action required or permitted to be
            ------------------------
taken by the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or all of the members of the committee, as the case may be, shall consent in writing to the action taken or to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the meetings of the Board of Directors or committee, as the case may be, and shall have the same effect as a unanimous vote.

SECTION  6. Permanent Vacancies. If any permanent vacancy shall occur in the
            -------------------
Board of Directors through death, resignation, removal or other cause, the remaining directors, by the affirmative vote of a majority of directors then in office, may elect a successor director to hold office for the unexpired portion of the term of the director whose place shall be vacant.

SECTION  7. Temporary Vacancies, Substitute Directors. If any temporary vacancy
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shall occur in the Board of Directors through the absence, sickness or disability of any director, the remaining directors, whether constituting a majority or a minority of the whole Board, may by the affirmative vote of a majority of such remaining directors appoint some person as a substitute director, who shall be a director during such absence, sickness or disability and until such director shall return to duty or the office of such director shall become permanently vacant. The determination of the Board of Directors, as shown on the minutes, of the fact of such absence, sickness or disability shall be conclusive as to all persons and to the Corporation.

SECTION  8. Expenses and Fees. By resolution of the Board of Directors, such
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compensation, fees and expenses as the Board may from time to time determine shall be allowed and paid to directors for services on the Board of any Committee created by the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION  9. Committees. The Board of Directors may create such committees
            ----------
(including an executive committee or committees) consisting of such members of the Board of Directors as the Board of Directors may designate from time to time. The authorities and powers of each committee shall be as prescribed from time to time by the Board of Directors. Each committee may make its own rules of procedure unless otherwise prescribed by the Board of Directors.

SECTION 10.  Election of Persons to Fill Directorships Established During the
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Period Between Annual Meetings. The election of persons to fill directorships
------------------------------
established by the Board of Directors by an increase in the size of the Board shall be either by (a) the affirmative vote of a majority of the directors then in office or (b) a vote of stockholders at a special meeting of stockholders called for such purpose. Persons elected to newly-established directorships shall hold office until the annual meeting of stockholders held next after their election and until their respective successors, if any, shall have been elected.

SECTION 11. Limitations on Number of Directors. The only limitation on the power
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and authority of the Board of Directors to determine the number of directors is that there shall be not less than five directors. There shall be no other limitations, whether numerical, based on percentage increase or decrease in the number of directors, or otherwise, on the power and authority of the Board of Directors to determine the number of directors.

                                 ARTICLE IV

                      OFFICERS, MANAGEMENT AND AUDITOR


SECTION 1. Appointment, Term, Removal. The officers of the Corporation shall be
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the President, one or more vice presidents, the Secretary, the Treasurer, the
Controller and in addition thereto, in the discretion of the Board of Directors, a Chairman of the Board, one or more assistant secretaries, one or more assistant treasurers, and such other officers, with such duties, as the Board of Directors shall from time to time determine. All officers shall be appointed annually by the Board of Directors and, subject to removal as hereinafter provided, shall serve until their respective successors shall have been appointed. Any officer shall be subject to removal at any time, with or without cause, by the affirmative vote of the majority of the whole Board. One person may hold more than one office. The Board of Directors may, in its discretion, appoint acting or temporary officers, and may appoint officers to fill vacancies occurring for any reason whatsoever, and may, in its discretion, from time to time limit or enlarge the duties and powers of any officer appointed by it.

SECTION 2. Chairman of the Board. The Chairman of the Board, if appointed, shall
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preside at all meetings of the stockholders and the Board of Directors unless otherwise prescribed by the Board. He shall also exercise such powers and perform such other duties as may be assigned to him by the Articles of Association or these Bylaws or by resolution of the Board of Directors.

SECTION 3. The President. The President (in the absence of the Chairman of the
           -------------
Board, if appointed) shall preside at all of the meetings of the stockholders and Board of Directors. He shall be responsible for the general management and supervision of the operations and affairs of the corporation unless otherwise prescribed by the Board of Directors. He shall also exercise such powers and perform such other duties as may be assigned to him by the Articles of Association or these Bylaws or by resolution by the Board of Directors.

SECTION 4. The Vice President or Vice Presidents. The Vice President or Vice
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Presidents shall, in such order as the Board of Directors shall determine, perform all the duties and exercise all of the powers of the President provided by these Bylaws or otherwise, during the absence or disability of the President or whenever the office of President shall be vacant, and shall perform all other duties assigned to him or them by the Board of Directors.

SECTION 5. The Secretary. The Secretary shall attend all meetings of the
           -------------
stockholders, the Board of Directors, and, if created, the Executive Committee, and shall have responsibility for preparation and custody of the minutes of such meetings and for authenticating records of the Corporation. He shall give notice, in conformity with these Bylaws, of meetings of stockholders and, where required, of the Board of Directors. In the absence of the Chairman of the Board of Directors and of the President and the Vice President or vice presidents, if more than one, he shall have power to call such meetings and shall preside thereat until a president pro tempore shall be chosen.

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation's stock transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall perform all other duties incident to his office, or which may be assigned to him by the Board of Directors or the President or the Bylaws.

SECTION 6. The Treasurer. The Treasurer shall have custody of all the funds,
           -------------
notes, bonds and other investments of the Corporation. He shall deposit or cause to be deposited in the name of the Corporation all monies and other valuable effects in such banks, trust companies, or other depositories as shall from time to time be designated by the Board of Directors. He shall make such disbursements as the regular course of the business of the Corporation may require or the Board of Directors may order. He shall render to the President and Directors, whenever they request it, an account of all of the transactions as Treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the President or the Bylaws.

SECTION 7. Assistant Secretary and Assistant Treasurer. The Assistant Secretary
           -------------------------------------------
or assistant secretaries and the Assistant Treasurer or assistant treasurers, if appointed, shall, in such order as the Board of Directors may determine, perform all of the duties and exercise all of the powers of the Secretary and Treasurer, respectively, during the absence or disability of, and in the event of a vacancy in the office of, the Secretary or Treasurer, respectively, and shall perform all of the duties assigned to him or them by the President, the Secretary in the case of assistant secretaries, the Treasurer in the case of the assistant treasurers, or the Board of Directors.

SECTION 8. Absence of Officers. In the absence or disability of the President
           -------------------
and the Chairman of the Board, if appointed, and the Vice President or vice presidents, if more than one, the duties of the President (other than the calling of meetings of the stockholders and the Board of Directors) shall be performed by such persons as may be designated for such purpose by the Board of Directors. In the absence or disability of the Secretary and of the Assistant Secretary or assistant secretaries, if more than one, or of the Treasurer and the Assistant Treasurer or assistant treasurers, if more than one, the duties of the Secretary or of the Treasurer, as the case may be, shall be performed by such person or persons as may be designated for such purpose by the Board of Directors.

SECTION 9. Auditor. The Auditor shall audit the books and accounts of the
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Corporation at such time or times as may be required by the Board of Directors, but in any event not less often than annually, and shall certify his findings and report thereon in writing to the stockholders. The Auditor shall make such other audits, examinations and reports as the Board of Directors shall determine from time to time.

SECTION 10. Controller. The Controller shall have custody of and supervise and
            ----------
control the keeping of the accounts and books of this Corporation, and shall develop records and procedures for control of costs; maintain proper tax records and supervise the preparation of tax returns, develop procedures for internal auditing and maintain proper relationships with the external auditors designated by the stockholders; administer programs relating to capital expenditure and operating budgets, prepare the financial statements of the Company, and perform such other duties as the President may from time to time determine.


                                  ARTICLE V

                           EXECUTION OF INSTRUMENTS


SECTION 1. Proper Officers. Except as hereinafter provided, or as required by
           ---------------
law, all checks, drafts, notes, bonds, acceptances, deeds, leases, contracts, bills of exchange, orders for the payment of money, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages, and other instruments or writings of any nature which require execution on behalf of the Corporation, shall be signed or endorsed by such person or persons and in such manner as the Board of Directors may determine from time to time by resolution.

SECTION 2. Facsimile Signatures. The Board of Directors may, from time to time,
           --------------------
by resolution provide for the execution of any corporate instrument or document, including, but not limited to, checks, warrants, drafts, and other orders for the payment of money, by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in such resolution.


                                ARTICLE VI

                    VOTING OF STOCK BY THE CORPORATION


In all cases where the Corporation owns, holds, or represents under power of attorney or by proxy or in any other representative capacity shares of capital stock of any corporation or shares or interests in business trusts, co-partnerships, or other associations, such shares or interest shall be represented or voted in person or by proxy by the Chairman of the Board (if also Chief Executive Officer) or in the absence of the Chairman of the Board (or if such person is not also Chief Executive Officer) by the President, or in his absence by the Vice President, or if there be more than one vice president present, then by such vice president as the Board of Directors shall have designated as Executive Vice President, or failing any such designation, by any vice president, or in the absence of any vice president, by the Treasurer, or in his absence, by the Secretary; provided, however, that any person specifically appointed by the Board of Directors for the purpose shall have the right and authority to represent and vote such shares or interests with precedence over all of the above-named.


                                ARTICLE VII

                               CAPITAL STOCK


SECTION 1. Certificates of Stock. The certificates of stock of each class shall
           ---------------------
be in such form and of such device as the Board of Directors may, from time to time, determine. They shall be signed by the Chairman of the Board, if appointed, or the President or a vice president and by the Treasurer or the Secretary or an assistant treasurer or assistant secretary and shall bear the corporate seal, provided, however, that the Board of Directors in its discretion may provide that any certificate which shall be signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the Corporation and may be signed with only the facsimile signatures of the officers above designated. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, nevertheless, be issued with the same effect as if such officer had not ceased to be such at the date of its issue. Certificates shall not be issued for nor shall there be registered any transfer of any fraction of a share. In the event that fractional parts of or interests in any share shall result in any manner from any action by the stockholders or directors of the Corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine subject, however, to the control of the Board of Directors, and distribute the proceeds thereof to the person or persons entitled thereto.

SECTION 2. Holder of Record. The Corporation shall be entitled to treat the
           ----------------
person whose name appears on the stock books of the Corporation as the owner of any share, as the absolute owner thereof for all purposes, and shall not be under any obligation to recognize any trust or equity or equitable claim to or interest in such share, whether or not the Corporation shall have actual or other notice thereof.

SECTION 3. Transfer of Stock. Transfer of stock may be made in any manner
           -----------------
permitted by law, but no transfer shall be valid (except between the parties thereto) until the transfer shall have been duly recorded in the stock books of the Corporation and a new certificate issued. No transfer shall be entered in the stock books of the Corporation, nor shall any new certificate be issued until the old certificate, properly endorsed, shall be surrendered and canceled.

SECTION 4. Closing of Transfer Books. The Board of Directors shall have power
           -------------------------
for any corporate purpose from time to time to close the stock transfer books of the Corporation for a period not exceeding thirty consecutive business days, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix a record date for the payment of any dividend or for the allotment of rights or for the effective date of any change, conversion or exchange of capital stock or in connection with obtaining the consent of stockholders in any matter requiring their consent or for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, and in any such case, only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to the rights, benefits and privileges incident to ownership of the shares of stock for which such record date has been fixed, notwithstanding any transfer of stock on the books of the corporation after such record date.

SECTION 5. Lost Certificates. The Board of Directors may, subject to such rules
           -----------------
and regulations as it may adopt from time to time, order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of stock of the Corporation alleged to have been lost or destroyed, but in every such case, the owner of the lost or destroyed certificate or certificates shall be required to file with the Board of Directors or the stock transfer agent of the Corporation sworn evidence showing the facts connected with such loss or destruction. The Board of Directors may, in its discretion, further require that a notice or notices shall be published not less than once each week for three consecutive weeks or for such other length of time as the Board of Directors may provide in any special case in one or more newspapers of general circulation, which notice shall describe the lost or destroyed certificate, seek its recovery and warn all persons against negotiating, transferring or accepting the same. Unless the Board of Directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the Corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the Board of Directors may approve, to indemnify the Corporation against any loss, damage, or liability that the Corporation may incur by reason of the issuance of a new certificate or certificates. Nothing in this section contained shall impair the right of the Board of Directors, in its discretion, to refuse to replace any allegedly lost or destroyed certificate, save upon the order of the court having jurisdiction in the matter.

SECTION 6. Stock Rights and Options. The Corporation may create and issue,
           ------------------------
whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of any class or classes. Such rights or options shall be evidenced in such manner as the Board shall approve and, subject to the provisions of the Articles of Association, shall set forth the terms upon which, the time or times within which, and the price or prices at which, such shares may be purchased from the Corporation upon the exercise of any right or option. The documents evidencing such rights or options may include conditions on the exercise of such rights or options, including conditions that preclude the holder or holders, including any subsequent transferees, of at least a specified percentage of the common stock of the Corporation from exercising such rights or options. No approval by the stockholders of the Corporation shall be required for the issuance of such rights or options to directors, officers or employees of the Corporation or any subsidiary, or to the stockholders.

SECTION 7. Consideration for Shares. The Corporation may issue any share of
           ------------------------
stock, with or without par value, in consideration of any one or any combination of more than one of the following: money paid; labor done; services actually rendered; debts or securities canceled; tangible or intangible property actually received; amounts transferred to capital from any surplus of the Corporation upon the issue of shares as a stock dividend; and such other consideration as may be permitted by Chapter 416, Hawaii Revised Statutes. Except as may be prohibited by Chapter 416, nothing herein is intended to prohibit the issuance of shares of stock held as treasury shares by the Corporation to any officer, director or employee of the Corporation pursuant to any stock bonus plan or plans, in consideration of future services to be performed by such officer, director or employee for the Corporation.

SECTION 8. Voting Record. The officer or agent having charge of the
           -------------
Corporation's stock transfer books shall make a complete record of the stockholders entitled to vote at any meeting of stockholders or adjournment thereof, in accordance with the provisions of Section 415-31, Hawaii Revised Statutes. Such record shall be produced and kept open at the time and place of the stockholders' meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof, and such record shall not be produced and kept open for such inspection at any other time and place, or for copying at any time and place, except in either case as may be required pursuant to Section 415-52, Hawaii Revised Statutes.


                                ARTICLE VIII

                                  AMENDMENT


These Bylaws may be altered, amended or repealed from time to time by the Board of Directors, subject to repeal or change by the affirmative vote of the holders of a majority of all of the shares of capital stock of the Corporation outstanding and entitled to vote.

                              AMENDMENT TO THE
                              REVISED BYLAWS OF
                           ALEXANDER & BALDWIN, INC.


         The Revised Bylaws of Alexander & Baldwin, Inc., as amended effective February 22, 2001 ("Bylaws"), are hereby amended, effective February 24, 2005, as follows:

         Article III of the Bylaws is hereby amended by adding the following new
Section 12:

         "SECTION 12. Limited One-Year Waiver of Retirement Age. The Board of
                      -----------------------------------------
         Directors, by resolution adopted on or before March 7, 2005 by a majority of the directors then in office, may waive, for one or more designated persons who previously have achieved the age of seventy-two years, any prohibition on such person or persons being elected a director at any annual or special meeting after achieving such age; provided, however, that no person to whom such waiver applies shall thereafter be elected as a director at any annual or special meeting if such person has achieved the age of seventy-three years. Subsequent to March 7, 2005, no waivers may be granted by the Board of Directors pursuant to this Section 12."

                                AMENDMENT TO THE
                                REVISED BYLAWS OF
                            ALEXANDER & BALDWIN, INC.
                            -------------------------


         The Revised Bylaws of Alexander & Baldwin, Inc. as amended effective February 22, 2001 ("Bylaws") are hereby amended, effective January 26, 2006, as follows:

         Article VII, Section 1 and Section 3 of the Bylaws be, and hereby are, amended in their entireties, effective January 26, 2006, to read as follows:

         "SECTION 1. Certificates of Stock. The certificates of stock of each
                     ---------------------
         class shall be in such form and of such device as the Board of Directors may, from time to time, determine, including uncertificated shares. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. Every share certificate shall be signed by the Chairman of the Board, if appointed, or the President or a vice president and by the Treasurer or the Secretary or an assistant treasurer or assistant secretary and shall bear the corporate seal, provided, however, that the Board of Directors in its discretion may provide that any certificate which shall be signed by a transfer agent or by a registrar may be sealed with only the facsimile seal of the Corporation and may be signed with only the facsimile signatures of the officers above designated. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer before such certificate is issued, such certificate may, nevertheless, be issued with the same effect as if such officer had not ceased to be such at the date of its issue. Certificates shall not be issued for nor shall there be registered any transfer of any fraction of a share. In the event that fractional parts of or interests in any share shall result in any manner from any action by the stockholders or directors of the Corporation, the Treasurer may sell the aggregate of such fractional interests under such reasonable terms and conditions as the Treasurer shall determine subject, however, to the control of the Board of Directors, and distribute the proceeds thereof to the person or persons entitled thereto.

         "SECTION 3. Transfer of Stock. "Transfer of stock may be made in any
                     -----------------
         manner permitted by law, but no transfer shall be valid (except between the parties thereto) until the transfer shall have been duly recorded in the stock books of the Corporation and a new certificate or evidence of uncertificated shares are issued. No transfer shall be entered in the stock books of the Corporation, nor shall any new certificate be issued until the old certificate, properly endorsed, shall be surrendered and canceled or proper transfer instructions are received from the holder of uncertificated shares."

                                AMENDMENT TO THE
                                REVISED BYLAWS OF
                            ALEXANDER & BALDWIN, INC.


         The Revised Bylaws of Alexander & Baldwin, Inc., as amended effective February 22, 2001 and as thereafter amended (the "Bylaws") be, are hereby amended effective October 26, 2006, as follows:

         Article II, Section 7 of the Bylaws, "Action at Meetings of Stockholders," is amended by replacing the third paragraph thereof with the following paragraph:

         "To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty
         (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event
                                         --------  -------
         that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         Article III, Section 1 of the Bylaws, "Number and Term of Office," is amended by replacing the fifth paragraph thereof with the following paragraph:

         "To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than one hundred twenty
         (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual
                       --------  -------
         meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and
         (b) in the case of a special meeting of stockholders called in the manner set forth in Article II, Section 2 hereof for the purpose of electing directors, not later than the close of business on the tenth
         (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs."

         Article III, Section 12 of the Bylaws, "Limited One-Year Waiver of Retirement Age," is amended by deleting the section in its entirety.